Oppenheimer Global Growth & Income Fund
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  12/21/90             0.0500            0.0000                 11.320
  03/20/91             0.0800            0.0000                 11.700
  06/17/92             0.0900            0.0000                 11.580
  09/23/93             0.1000            0.0000                 12.340
  12/20/91             0.0700            0.0250                 12.390
  03/27/92             0.0700            0.0000                 12.210
  06/26/92             0.0700            0.0000                 12.310
  09/25/92             0.0700            0.0000                 11.800
  12/28/92             0.0230            0.1050                 11.570
  03/26/93             0.0500            0.0000                 12.220
  06/25/93             0.0500            0.0000                 12.830
  09/24/93             0.0500            0.0000                 13.900
  12/23/93             0.0500            0.4810                 15.260
  03/25/94             0.1000            0.0000                 15.030
  06/24/94             0.1000            0.0000                 14.580
  09/23/94             0.1000            0.0000                 15.280

Class C Shares
  12/23/93             0.0490            0.4810                 15.250
  03/25/94             0.0820            0.0000                 15.000
  06/24/94             0.0790            0.0000                 14.550
  09/23/94             0.0790            0.0000                 15.240



1. Average Annual Total Returns for the Periods Ended 09/30/94:

   The formula for calculating average annual total return is as follows:

          1                    ERV n
   --------------- = n        (---) - 1 = average annual total return
   number of years              P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Oppenheimer Global Growth & Income Fund
Page 2
October 6, 1995



1. Average Annual Total Returns for the Periods Ended 09/30/94 (Continued):

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                   Inception

  $1,074.08 1               $1,426.51 .2539
 (---------) - 1 =  7.41%   (---------)   - 1 =  9.44%
   $1,000                     $1,000


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year:

  Inception

  $1,064.14 1.2031
 (---------) - 1 =  7.77%
   $1,000



Examples at NAV:


Class A Shares

  One Year                  Inception

  $1,139.61 1              $1,513.53 .2539
 (-------) - 1 = 13.96%    (---------)   - 1 =  11.10%
   $1,000                    $1,000


Class C Shares

  Inception

  $1,074.14 1.2031
 (-------) - 1 =  8.99%
   $1,000



Oppenheimer Global Growth & Income Fund
Page 2
October 6, 1995



2.  Cumulative Total Returns for the Periods Ended 9/30/94:

    The formula for calculating cumulative total return is as follows:

       ERV - P
       ------- = Cumulative Total Return
          P


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                             Inception

    $1,074.08 - $1,000                   $1,426.51 - $1,000
    ------------------  =  7.41%         ------------------  =  42.65%
        $1,000                                $1,000


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year:

    Inception

    $1,064.14 - $1,000
    ------------------  =  6.41%
          $1,000



Examples at NAV:

Class A Shares

    One Year                             Inception

    $1,13961 - $1,000                    $1,513.53 - $1,000
    ------------------  =  13.96%        ------------------  =  51.35%
          $1,000                                $1,000


Class C Shares

    Inception

    $1,074.14 - $1,000
    ------------------  =   7.41%
           $1,000